EXHIBIT 32.2

CERTIFICATE OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

I, Timothy J. Olphie, Chief Executive Officer of Vibe Records, Inc. Nevada (the "Company"), have executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2009 (the "Report"). The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Timothy J. Olphie
Timothy J. Olphie Chief Financial Officer February 19, 2010